Exhibit 10.17

WAIVER AND AMENDMENT NO. 7 TO SALE AND SERVICING AGREEMENT

(VFCC Transaction with Ares Capital CP Funding LLC)

THIS WAIVER AND AMENDMENT NO. 7 TO THE SALE AND SERVICING AGREEMENT, dated as of March 8, 2007 (this “Amendment”), is entered into in connection with that certain Sale and Servicing Agreement, dated as of November 3, 2004 (as amended, modified, waived, supplemented or restated through the date hereof, the “Sale and Servicing Agreement”), by and among Ares Capital CP Funding LLC, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Ares Capital Corporation, as the originator (together with its successors and assigns in such capacity, the “Originator”) and as the servicer (together with its successors and assigns in such capacity, the “Servicer”), each of the Conduit Purchasers and Institutional Purchasers from time to time party thereto, each of the Purchaser Agents from time to time party thereto, Wachovia Capital Markets, LLC, as the Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”) and as the Purchaser Agent with respect to Variable Funding Capital Company LLC (f/k/a Variable Funding Capital Corporation), as Conduit Purchaser (together with its successors and assigns in such capacity, the “VFCC Agent”), U.S. Bank National Association, as the trustee (together with its successors and assigns in such capacities, the “Trustee”), and Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services) as the backup servicer (together with its successors and assigns in such capacity, the “Backup Servicer”).  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Sale and Servicing Agreement.

R E C I T A L S

WHEREAS, the above-named parties have entered into the Sale and Servicing Agreement, and, pursuant to and in accordance with Section 13.1 thereof, the parties hereto desire to provide for a one-time waiver of certain provisions of the Sale and Servicing Agreement and amend the Sale and Servicing Agreement, in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recital, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1.         AMENDMENTS.

(a)           The definition of “Hedge Amount” set forth in Section 1.1 of the Sale and Servicing Agreement is hereby amended and restated in its entirety as follows:

““Hedge Amount”:  On any day that (a) the Pool Yield is less than the Minimum Pool Yield, (b) the Pool Yield is greater than or equal to the Minimum Pool Yield but less than 4.0% and the sum of the Outstanding Loan Balances of all Fixed Rate Loans is greater than $40,000,000, (c) the Pool Yield is greater than or equal to 4.0% but less than 5.0% and the sum of the Outstanding Loan Balances of all Fixed Rate Loans is greater than $70,000,000, or (d) the

Pool Yield is greater than or equal to 5.0% but less than 7.5% and the sum of the Outstanding Loan Balances of all Fixed Rate Loans is greater than $120,000,000, then, in each such case, an amount equal to the product of (i) the Weighted Average Advance Rate with respect to Fixed Rate Loans as of such date times (ii) the sum of the Outstanding Loan Balances of all Fixed Rate Loans included in the Collateral on such date.  If the Pool Yield is greater than or equal to 7.5%, the Hedge Amount is $0.  The Hedge Amount for Floating Rate Loans is $0.  The applicable Pool Yield for any day on which the Pool Yield is not calculated shall be the most recently calculated Pool Yield.”

(b)           Section 10.1(n) of the Sale and Servicing Agreement is hereby amended and restated in its entirety as follows:

“(n)         on any day, the aggregate Hedge Notional Amount in effect for that day under all Hedge Transactions is less than the Hedge Amount on that day, and the same continues unremedied for a period of the later of 15 calendar days or the next succeeding Reporting Date; or”

Pursuant to Section 8.6(h) of the Sale and Servicing Agreement, the Administrative Agent hereby directs the Trustee to enter into this Amendment.

SECTION 2.         WAIVER.

Each of the undersigned parties hereby waives any and all defaults under the Sale and Servicing Agreement (including Section 10.1(n) of the Sale and Servicing Agreement), Unmatured Termination Events or Termination Events which are or may be, immediately or with the passage of time, a result of or occasioned solely by, for each date from and including January 1, 2007 to and including the effective date of this Amendment, the occurrence of the aggregate Hedge Notional Amount in effect for such date under all Hedge Transactions being less than the Hedge Amount on such date.

SECTION 3.         AGREEMENT IN FULL FORCE AND EFFECT AS WAIVED AND AMENDED.

Except as specifically waived and amended hereby, all provisions of the Sale and Servicing Agreement are hereby ratified and shall remain in full force and effect.  This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Sale and Servicing Agreement other than as expressly set forth herein, and shall not constitute a novation of the Sale and Servicing Agreement.

SECTION 4.         REPRESENTATIONS.

Each of the Borrower and the Servicer represent and warrant as of the date of this Amendment as follows:

(i)            it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii)           the execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized, and do not contravene (A) its charter, by-laws, or other organizational documents, or (B) any Applicable Law;

(iii)          no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment by or against it;

(iv)          this Amendment has been duly executed and delivered by it;

(v)           this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;

(vi)          it is not in default under the Sale and Servicing Agreement, as amended hereby; and

(vii)         upon giving effect to this Amendment, there is no Termination Event, Unmatured Termination Event, or Servicer Default.

SECTION 5.         CONDITIONS TO EFFECTIVENESS.

The effectiveness of this Amendment is conditioned upon delivery of executed signature pages by all parties hereto to the Administrative Agent.

SECTION 6.         MISCELLANEOUS.

(a)           This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)           The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)           This Amendment may not be amended or otherwise modified except as provided in the Sale and Servicing Agreement.

(d)           The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment or the Sale and Servicing Agreement.

(e)           Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f)            This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties.  There are no unwritten oral agreements between the parties.

(g)           THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CONDUIT PURCHASER:	VARIABLE FUNDING CAPITAL COMPANY LLC (f/k/a Variable Funding Capital Corporation)

	By:	Wachovia Capital Markets, LLC, as attorney-in-fact

	By:	/s/ Douglas R. Wilson, Sr.
Name: Douglas R. Wilson, Sr.
Title: Director

THE ADMINISTRATIVE AGENT AND THE VFCC AGENT:	WACHOVIA CAPITAL MARKETS, LLC

	By:	/s/ Manav Suri
Name: Manav Suri
Title: Vice President

THE BORROWER:	ARES CAPITAL CP FUNDING LLC

	By:	/s/ Richard S. Davis
Name: Richard S. Davis
Title: Executive Vice President

THE ORIGINATOR AND THE SERVICER:	ARES CAPITAL CORPORATION

	By:	/s/ Michael Arougheti
Name: Michael Arougheti
Title: President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

THE TRUSTEE:	U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

	By:	/s/ Joel D. Cough
Name: Joel D. Cough
Title: Assistant Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Acknowledged and Agreed to as of the date first written above:

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Hedge Counterparty

By:	/s/ Kim V. Farr
Name: Kim V. Farr
Title: Director